EXHIBIT 99.1

                          ANNUAL SERVICER'S CERTIFICATE

To:        The Chase Manhattan Bank, as Indenture Trustee

           The undersigned, duly authorized representatives of BMW Financial Services NA, LLC ("BMW FS"), as Servicer, pursuant to the Trust Sale and Servicing Agreement dated as of November 1, 2000 (as amended and supplemented, or otherwise modified and in effect from time to time, the "Agreement"), by and among BMW Auto Leasing LLC as Transferor, BMW FS, as Servicer, and FINANCIAL SERVICES VEHICLE TRUST, as the Trust, do hereby certify that: 1. BMW FS is, as of the date hereof, the Servicer under the Agreement.

           2. The undersigned is a Servicing Officer and is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Rating Agencies, the Owner Trustee, any Agent and any Enhancement Providers.

           3. A review of the activities of the Servicer during the calendar year ended December 31, 2001, and of its performance under the Agreement was conducted under my supervision.

           4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects all of its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

           5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2001, which sets forth in detail the (a) nature of each such default, (b) the action taken by the Servicer, if any, to remedy each such default and (c) the current status of each such default: NONE

           Capitalized terms used but not defined herein are used as defined in the Agreement.

           IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 25th day of April 2002.

                                                  By:   /s/ John Christman
                                                     ---------------------------
                                                     John Christman
                                                     CEO